Exhibit 21.1

SUBSIDIARIES OF TILRAY, INC.

Name of entity	Place of incorporation
Natura Naturals Inc.	British Columbia, Canada
Tilray, Inc.	Delaware, United States
Manitoba Harvest USA LLC	Delaware, United States
Tilray Canada Ltd.	British Columbia, Canada
Dorada Ventures Ltd.	British Columbia, Canada
FHF Holdings Ltd.	British Columbia, Canada
High Park Farms Ltd.	British Columbia, Canada
Tilray Deutschland GmbH	Germany
Pardal Holdings, Lda.	Portugal
Tilray Portugal Unipessoal, Lda.	Portugal
Tilray Australia New Zealand Pty. Ltd.	Australia
Tilray Ventures Ltd.	Ireland
Manitoba Harvest Japan K.K.	Japan
High Park Holdings Ltd.	British Columbia, Canada
Fresh Hemp Foods Ltd. (dba Manitoba Harvest)	British Columbia, Canada
Natura Naturals Holdings Inc.	British Columbia, Canada
NC Clinics Pty Ltd (formerly National Cannabinoid Clinics Pty Ltd.)	Australia
Tilray Latin America SpA	Chile
Tilray Portugal II, Lda.	Portugal
High Park Gardens Inc.	British Columbia, Canada
High Park Shops Inc.	British Columbia, Canada
Privateer Evolution, LLC	Delaware, United States
1197879 B.C. Ltd.	British Columbia, Canada
Tilray France SAS	France
High Park Holdings B.V.	Netherlands
High Park Botanicals B.V	Netherlands
Aphria Inc.	Ontario, Canada
LATAM Holdings Inc.	British Columbia, Canada
Broken Coast Cannabis Ltd.	British Columbia, Canada
1974568 Ontario Limited (dba Aphria Diamond)	Ontario, Canada
Nuuvera Holdings Limited	Ontario, Canada
Aphria Terra S.R.L.	Italy
Goodfields Supply Co. Ltd	United Kingdom
Nuuvera Malta Ltd.	Malta
Four Twenty Corporation	United States
Earth’s Best Cannabis Company	United States
Marigold Acquisitions Inc.	British Columbia, Canada
MMJ Colombia Partners Inc.	Ontario, Canada
MMJ International Investments Inc.	Ontario, Canada
Hampstead International (Barbados) Inc.	Barbados
Colcanna S.A.S	Colombia
ABP, S.A	Argentina
FL Group S.R.L.	Italy
Aphria Germany GmbH (formerly Nuuvera Deutschland GmbH)	Germany
Aphria RX GmbH (formerly Aphria Deutschland GmbH)	Germany
CC Pharma GmbH	Germany
Aphria Wellbeing GmbH	Germany
CC Pharma Research & Development GmbH	Germany
CC Pharma Nordic APS	Denmark

Name of entity	Place of incorporation
Canninvest Africa Ltd.	South Africa
Verve Dynamics Incorporated (PTY) Ltd.	Lesotho
2787643 Ontario Inc.	Ontario, Canada
ARA - Avanti RX Analytics Inc.	Ontario, Canada
Nuuvera Israel Ltd.	Israel
ASG Pharma Ltd.	Malta
QSG Health Ltd.	Malta
Aphria Malta Limited	Malta
SW Brewing Company, LLC	United States
SweetWater Colorado Brewing Company, LLC	Delaware, United States
SweetWater Brewing Company, LLC	Georgia, United States